Exhibit 99.1

Celgene Contacts:
Robert J. Hugin                                              Brian P. Gill
Senior VP and CFO                                            Director PR/IR
Celgene Corporation                                          Celgene Corporation
(908) 673-9102                                               (908) 673-9530


CELGENE LICENSES RIGHTS TO ENTREMED FOR TUBULIN INHIBITOR PROGRAM

SUMMIT, NJ - (MARCH 24, 2005) - CELGENE CORPORATION (NASDAQ: CELG) announced that it has signed a licensing agreement with EntreMed Corporation (ENMD) whereby EntreMed has been granted rights to the development and commercialization of Celgene's tubulin inhibitor compounds, a class of orally available, anti-proliferative compounds that have demonstrated, in preclinical models, activity against drug-resistant cancer cells, inhibition of inflammatory cytokines and anti-angiogenic activity.

"This is another example where Celgene continues to collaborate with industry partners to optimize the potential of our numerous assets," explained Sol Barer, President and Chief Operating Officer of Celgene. "We believe that this is a good partnership for Celgene, and one that fits closely with both Celgene's and EntreMed's focus to develop a new class of anti-cancer compounds with multiple mechanisms of action, such as stopping cancer cells from growing by impeding cell division via tubulin inhibition. In addition, our companies have complementary skills, so we will look for additional ways to work together in the future."

Under the terms of the agreement, Celgene will receive an up-front license fee payment and additional payments upon successful completion of certain clinical, regulatory and sales milestones. Entremed will provide all resources needed to conduct clinical research and regulatory activities associated with seeking marketing approvals of the tubulin inhibitors for oncology applications.

James S. Burns, President and Chief Executive Officer of EntreMed commented, "This agreement represents an important step forward in our growth plan. Celgene's dual-acting tubulin inhibitors strengthen our preclinical oncology pipeline with compounds that attack tumor cells directly and the blood vessels that nourish them. Our lead product candidate, Panzem(R) NCD, works as both a microtubule destabilizing agent and as an antiangiogenic agent. We intend to maintain this focus on multi-mechanism drugs for the treatment of cancer and inflammatory diseases."

ABOUT TUBULIN INHIBITORS
Celgene's class of tubulin inhibitors are orally available, anti-proliferative compounds that contain multiple drug candidates and have numerous potential anti-cancer mechanisms. Tubulins are the proteins that form microtubules, which are key components of the cellular cytoskeleton (structural network). Microtubules are necessary for cell division (mitosis), cell structure, transport, signaling and motility. Given their primary role in mitosis, microtubules have been an important target for anticancer drugs -- often referred to as antimitotic drugs, tubulin inhibitors and microtubule targeting agents. These compounds bind to tubulin in microtubules and prevent cancer cell proliferation by interfering with the microtubule formation required for cell division. This interference blocks the cell cycle sequence, leading to apoptosis. In preclinical models, Celgene's proprietary tubulin inhibitors have demonstrated activity against drug-resistant cancer cells, inhibition of inflammatory cytokines and anti-angiogenic activity.

ABOUT ENTREMED
EntreMed, Inc. is a clinical-stage pharmaceutical company developing therapeutic candidates primarily for the treatment of cancer and inflammation. Panzem(R) (2-Methoxyestradiol or 2ME2), the Company's lead drug candidate, is currently in clinical trials for cancer, as well as in preclinical development for indications outside of oncology. EntreMed's goal is to develop and commercialize new compounds based on the Company's expertise in angiogenesis, cell cycle regulation and inflammation -- processes vital to the treatment of cancer and other diseases. Additional information about EntreMed is available on the Company's website at www.entremed.com and in various filings with the Securities and Exchange Commission.

ABOUT CELGENE
Celgene Corporation (Nasdaq: CELG), headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE CONTROL OF CELGENE OR PHARMION WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE CELGENE AND PHARMION TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND THOSE FACTORS DETAILED IN THE FILINGS MADE BY CELGENE AND PHARMION WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS 10K, 10Q AND 8K REPORTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE, AND NEITHER CELGENE NOR PHARMION UNDERTAKE ANY OBLIGATION TO UPDATE PUBLICLY OR REVISE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.


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